Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is entered into and effective as of October 29, 2025, made by and among TurnOnGreen, Inc., a Nevada corporation (the “Company”), Digital Power Corporation, a Delaware corporation (“Digital Power”), TOG Technologies, Inc., a Nevada corporation (“TOGT”, and together with Digital Power, collectively, the “Company’s Subsidiaries”), as grantors, pledgors, assignors and debtors, in favor of SJC Lending LLC, a Delaware limited liability company (“SJC” or the “Secured Party”), as pledgee, assignee and secured party.

RECITALS

WHEREAS, the Company and the Secured Party have, in connection with the execution and delivery of this Agreement, entered into that certain Securities Purchase Agreement, dated of even date herewith (the “Purchase Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, the Company has executed a certain Secured Convertible Promissory Note, dated of even date herewith, made by the Company in favor of SJC (the “Initial Promissory Note”), and following the date hereof, will execute certain Secured Convertible Promissory Notes, to be made by the Company in favor of SJC (the “Additional Promissory Notes”, and together with the Initial Promissory Note, the “Promissory Notes”); and

WHEREAS, this Agreement is given by the Company and the Company’s Subsidiaries in favor of the Secured Party to secure the payment and performance of the Obligations (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Company’s Subsidiaries and SJC (collectively, the “Parties”) enter into this Agreement and agree and acknowledge the following:

1.       Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following personal property of the Company and the Company’s Subsidiaries, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the capital stock and other equity interests of the Company’s Subsidiaries (the “Subsidiaries’ Securities”):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with each of the Company’s and the Company’s Subsidiaries’ businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Subsidiaries’ Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Company or the Company’s Subsidiaries), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of the Company or the Company’s Subsidiaries obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Subsidiaries’ Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all patents of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for patents of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “IP Security Agreement” means the Intellectual Property Security Agreement, dated of even date herewith, by and among the Company, the Company’s Subsidiaries and the Secured Party.

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or the Company’s Subsidiaries to the Secured Party, including, without limitation, all obligations under this Agreement, the Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(f) “Organizational Documents” means with respect to the Company and the Company’s Subsidiaries, the documents by which the Company or the Company’s Subsidiaries was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity), as applicable, and which relate to the internal governance of the Company or the Company’s Subsidiaries (such as bylaws, a partnership agreement or an operating, limited liability or members agreement), as applicable.

(g) “Pledge Agreement” means the Pledge Agreement, dated of even date herewith, by and between the Company and the Secured Party.

(h) “Transaction Documents” means the Purchase Agreement, Promissory Notes, the IP Security Agreement, the Pledge Agreement and any other agreements that are in effect as of the date hereof between the Company, the Company’s Subsidiaries and SJC.

(i) “UCC” means the Uniform Commercial Code of the State of Nevada and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.       Grant of Security Interest in Collateral. As an inducement for the Secured Party to enter into the Purchase Agreement and the investment as evidenced by the Promissory Notes, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company and the Company’s Subsidiaries hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party, a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.       Delivery of Certain Collateral. As soon as practicable after execution of this Agreement, the Company and the Company’s Subsidiaries shall deliver or cause to be delivered to the Secured Party (a) any and all certificates and other instruments representing or evidencing the Subsidiaries’ Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Company and the Company’s Subsidiaries are, contemporaneously with the execution hereof, delivering to Secured Party, or have previously delivered to Secured Party, a true and correct copy of each Organizational Document governing any of the Subsidiaries’ Securities.

4.       Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of the Secured Party’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Company or any of the Company’s Subsidiaries are subject or to which the Company or any of the Company’s Subsidiaries are a party.

5.       Defaults. The following events shall be “Events of Default” to the extent not waived pursuant to the Purchase Agreement:

(a) The occurrence of an event of default under any of the Promissory Notes;

(b) Any representation or warranty of the Company in the Transaction Documents shall prove to have been incorrect in any material respect when made;

(c) The failure by the Company or any of the Company’s Subsidiaries to observe or perform any of its obligations hereunder for five (5) days after delivery to the Company or the Company’s Subsidiaries of notice of such failure by or on behalf of the Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Company or the Company’s Subsidiaries is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any of the Company’s Subsidiaries, or a proceeding shall be commenced by the Company or any of the Company’s Subsidiaries, or by any governmental authority having jurisdiction over the Company or any of the Company’s Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or the Company or any of the Company’s Subsidiaries shall deny that the Company or any of the Company’s Subsidiaries has any liability or obligation purported to be created under this Agreement.

6.       Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Company and the Company’s Subsidiaries shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Promissory Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party.

(b) If the Company or any of the Company’s Subsidiaries shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of the Subsidiaries’ Securities or instruments representing the Subsidiaries’ Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Company, the Company’s Subsidiaries or any of their direct or indirect subsidiaries) in respect of the Subsidiaries’ Securities (whether as an addition to, in substitution of, or in exchange for, the Subsidiaries’ Securities or otherwise), the Company and the Company’s Subsidiaries agree to (i) accept the same as the agent of the Secured Party; (ii) hold the same in trust on behalf of and for the benefit of the Secured Party; and (iii) to deliver any and all certificates or instruments evidencing the same to Secured Party on or before the close of business on the fifth business day following the receipt thereof by the Company and the Company’s Subsidiaries, in the exact form received together with the Necessary Endorsements, to be held by the Secured Party subject to the terms of this Agreement as Collateral.

7.       Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party, shall have the right to exercise all of the remedies conferred hereunder and under the Promissory Notes, and the Secured Party shall have all the rights and remedies of a secured party under the UCC, in each case subject to applicable law. Without limitation other than as stated in the previous sentence, the Secured Party shall have the following rights and powers:

(i) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company and the Company’s Subsidiaries shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company’s or the Company’s Subsidiaries’ premises or elsewhere, and make available to the Secured Party, without rent, all of the Company’s and the Company’s Subsidiaries’ respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Company and the Company’s Subsidiaries by the Secured Party, all rights of the Company and the Company’s Subsidiaries to exercise the voting and other consensual rights which they would otherwise be entitled to exercise and all rights of the Company and the Company’s Subsidiaries to receive the dividends and interest which they would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Secured Party shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of Secured Party, to exercise in such Secured Party’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Secured Party shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Company, the Company’s Subsidiaries or any of their direct or indirect subsidiaries.

(iii) The Secured Party shall have the right to operate the business of the Company and the Company’s Subsidiaries using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Company or the Company’s Subsidiaries or right of redemption of the Company of the Company’s Subsidiaries, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company and the Company’s Subsidiaries, which are hereby waived and released.

(iv) The Secured Party shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Party, on behalf of the Secured Party, and to enforce the Company’s and the Company’s Subsidiaries’ rights against such account debtors and obligors.

(v) The Secured Party may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party or its designee.

(vi) The Secured Party may (but is not obligated to) transfer any or all Intellectual Property registered in the name of the Company and the Company’s Subsidiaries at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

(b) The Secured Party shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Party may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Party sells any of the Collateral on credit, the Company and the Company’s Subsidiaries will only be credited with payments actually made by the purchaser. In addition, the Company and the Company’s Subsidiaries waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Secured Party to further exercise rights and remedies under this Agreement or applicable law, the Company and the Company’s Subsidiaries hereby grant to the Secured Party, for the benefit of the Secured Party, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company or the Company’s Subsidiaries) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by the Company or the Company’s Subsidiaries, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.       Costs and Expenses. The Company and the Company’s Subsidiaries agree to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company and the Company’s Subsidiaries shall also pay all other claims and charges which in the reasonable opinion of the Secured Party is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Company and the Company’s Subsidiaries will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Promissory Notes.

9.       Responsibility for Collateral. The Company and the Company’s Subsidiaries assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) the Secured Party does not (i) have any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) have any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Company and the Company’s Subsidiaries shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Company and the Company’s Subsidiaries thereunder, as applicable. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company or the Company’s Subsidiaries under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which the Secured Party may be entitled at any time or times.

10.       Security Interests Absolute. All rights of the Secured Party and all obligations of the Company and the Company’s Subsidiaries hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Promissory Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Promissory Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company or the Company’s Subsidiaries, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company and the Company’s Subsidiaries expressly waive presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s and the Company’s Subsidiaries obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company and the Company’s Subsidiaries waive all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company and the Company’s Subsidiaries waive any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11.       Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Promissory Notes have been indefeasibly paid in full or the Promissory Notes have been fully converted into shares of the Company’s common stock and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company and the Company’s Subsidiaries contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

12.       Power of Attorney; Further Assurances.

(a) The Company and the Company’s Subsidiaries authorize the Secured Party, and do hereby make, constitute and appoint the Secured Party and its officers, agents, successors or assigns with full power of substitution, as the Company’s and the Company’s Subsidiaries true and lawful attorney-in-fact, with power, in the name of the Secured Party, the Company or the Company’s Subsidiaries, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; (vi) generally, at the option of the Secured Party, and at the expense of the Company and the Company’s Subsidiaries, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deem necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Promissory Notes all as fully and effectually as the Company and the Company’s Subsidiaries might or could do; and (vii) the Company and the Company’s Subsidiaries hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company or the Company’s Subsidiaries are subject or to which the Company or the Company’s Subsidiaries are a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, the Company and the Company’s Subsidiaries will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the state where the Company and the Company’s Subsidiaries are incorporated or formed, as applicable, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) The Company and the Company’s Subsidiaries hereby irrevocably appoint the Secured Party as the Company’s and the Company’s Subsidiaries’ attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company or the Company’s Subsidiaries and in the name of the Company’s Subsidiaries, as applicable, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, pertaining to the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company or the Company’s Subsidiaries where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Party. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

13.       Perfection of Security Interest. From and after the date hereof, the Company and the Company’s Subsidiaries shall cooperate with the Secured Party to take any and all actions necessary to perfect the Security Interest. In furtherance of the foregoing, as soon as reasonably practicable after the date hereof, the Company and the Company’s Subsidiaries shall deliver to SJC an organizational chart setting forth the names of all of their subsidiaries and any other relevant information that may be requested by SJC in order to effectuate the Security Interest, in addition to any and all other documents or information that may be reasonably requested by SJC.

14.       Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

15.       Miscellaneous. No amendment, alteration, modification of, or addition to this Agreement will be valid or binding unless expressed in writing and signed by the Parties. No Party may assign this Agreement or any of its rights or commitments hereunder without the prior written consent of the other Party. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without reference to conflict of law rules that would require the application of the laws of another jurisdiction. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement, and photostatic, .pdf or facsimile copies of fully-executed counterparts of this Agreement shall be given the same effect as originals.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TURNONGREEN, INC.

By:
Name: Amos Kohn
Title: Chief Executive Officer

DIGITAL POWER CORPORATION

By:
Name: Amos Kohn
Title: Chief Executive Officer

TOG TECHNOLOGIES, INC.

By:
Name: Amos Kohn
Title: Chief Executive Officer

SJC LENDING LLC

By:
Name: Steven J. Caspi
Title: Sole Member

[Signature Page to Security Agreement]